                                  Exhibit 17(d)

               STOCK PURCHASE OPTION NOTICE OF EXERCISE MATERIALS

                              [LIGAND LETTERHEAD]


                      LIGAND PHARMACEUTICALS INCORPORATED
                            9393 TOWNE CENTER DRIVE
                          SAN DIEGO, CALIFORNIA 92121

                                                              September 24, 1997

To the Holders of Callable Common Stock of
Allergan Ligand Retinoid Therapeutics, Inc.:

     Ligand Pharmaceuticals Incorporated ("Ligand") has exercised its Stock Purchase Option, granted to it under the Amended and Restated Certificate of Incorporation of Allergan Ligand Retinoid Therapeutics, Inc. ("ALRT"), to purchase all of the issued and outstanding shares of Callable Common Stock, $.001 par value per share, of ALRT (the "Callable Common Stock") at an exercise price of $21.97 (the "Exercise Price") for each outstanding share of Callable Common Stock. Upon surrender of your certificates representing shares of Callable Common Stock in accordance with the instructions referred to herein, payment shall be made with a combination of cash and shares of Ligand Common Stock, or at Ligand's option, all cash.

     Enclosed is a formal Notice of Exercise and a Letter of Transmittal to use in surrendering the certificates representing your shares of Callable Common Stock for payment in the form of cash and certificates representing shares of Ligand Common Stock. The Letter of Transmittal contains instructions that you should read and follow carefully. Please make sure it is properly completed, signed and dated. Your shares of Callable Common Stock were issued as part of a Unit comprised of one share of Callable Common Stock and a Warrant to purchase two shares of Ligand Common Stock. Please separate the certificate(s) representing the shares of Callable Common Stock from the certificate(s) representing the Warrant(s) if this has not been previously done.

     You may submit your certificates representing shares of Callable Common Stock and your Letter of Transmittal either by mail or by hand at the addresses set forth in the Letter of Transmittal. The method of delivery of stock certificates is at your option and risk. If sent by mail, it is strongly recommended that certificates be sent by registered mail, properly insured, with return receipt requested.

     If you have any questions regarding how to surrender your stock certificates for payment, or if you need additional copies of the Letter of Transmittal, please contact the Payment Agent, ChaseMellon Shareholder Services, L.L.C., at 888-216-8061. Questions related to Notice of Exercise should be directed to Ligand Investor Relations request line 619-550-7700.

                                            Sincerely

                                            /s/ DAVID E. ROBINSON
                                            -----------------------------
                                            David E. Robinson
                                            President and Chief Executive
                                            Officer

                  NOTICE OF EXERCISE OF STOCK PURCHASE OPTION

     This Notice of Exercise of Stock Purchase Option shall constitute notice of the intent of Ligand Pharmaceuticals Incorporated ("Ligand") to exercise the Stock Purchase Option (as defined in Article V of the Amended and Restated Certificate of Incorporation of Allergan Ligand Retinoid Therapeutics, Inc. (the "Certificate")). Defined terms not otherwise defined herein shall have the meanings given them in the Certificate.

     1.  The Stock Purchase Option Exercise Price, as determined pursuant to
         Section 5.2 of the Certificate, shall be $21.97 per share of outstanding Callable Common Stock, for an aggregate Stock Purchase Option Exercise Price of $71,402,500.

     2. 35 percent, or $7.69 of the Stock Purchase Option Exercise Price, shall be paid in cash.

     3. 65 percent, or $14.28 of the Stock Purchase Option Exercise Price, shall be paid in shares of Ligand Common Stock.

     4. -0- percent, or $ -0- of the Stock Purchase Option Exercise Price, shall be paid in shares of Allergan Common Stock.

     5.  Notwithstanding the foregoing, and in accordance with the terms of
         Article V of the Certificate of Incorporation, Ligand reserves the right to make payment of a greater amount of the Stock Purchase Option Exercise Price in cash than set forth herein.

     6.  The Record Date shall be October 14, 1997.

     7. The Stock Purchase Closing Date shall be November 3, 1997, or such other date as permitted under the last sentence of Section 5.6 of the Certificate.

     8. Holders of shares of Callable Common Stock may obtain payment of the Stock Purchase Option Exercise Price for their shares of Callable Common Stock from the Payment Agent, as set forth on Exhibit A attached to this Notice.

     9. Questions related to this Notice of Exercise should be directed to Ligand Investor Relations request line 619-550-7700. Payment Agent will assist you regarding the completion of Letter of Transmittal, if necessary.

     A registration statement relating to the shares of Ligand Common Stock to be issued on the Stock Purchase Closing Date will be filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers be accepted prior to the time the registration statement becomes effective. This Notice of Exercise of Stock Purchase Option shall not constitute an offer to sell nor the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Dated: September 24, 1997


                                          /s/  DAVID E. ROBINSON
                                          --------------------------------------
                                               David E. Robinson, President
                                           Ligand Pharmaceuticals Incorporated

                  LETTER OF TRANSMITTAL TO ACCOMPANY SHARES OF
                  ALLERGAN LIGAND RETINOID THERAPEUTICS, INC.
                CALLABLE COMMON STOCK, PAR VALUE $.001 PER SHARE

-------------------------------------------------------------------------------------------------------------------
                                         DESCRIPTION OF SHARES SURRENDERED
-------------------------------------------------------------------------------------------------------------------
         IF THERE IS ANY ERROR IN THIS NAME AND REGISTRATION ADDRESS
              SHOWN BELOW, PLEASE MAKE THE NECESSARY CORRECTIONS              CERTIFICATE NO(S)   NUMBER OF SHARES
-------------------------------------------------------------------------------------------------------------------

                                                                              -------------------------------------

                                                                              -------------------------------------

                                                                              -------------------------------------

                                                                              -------------------------------------

                                                                              -------------------------------------

                                                                                          TOTAL
-------------------------------------------------------------------------------------------------------------------

NOTE: If your certificate(s) has been lost, stolen, misplaced or mutilated, contact the Payment Agent at 1-888-216-8061. See Instruction 5.

    Please issue my new certificate and/or check in the name shown above and deliver such check to the address reflected above unless instructions are given in the boxes below:

    Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your shares to ChaseMellon Shareholder Services, L.L.C., the Payment Agent, at one of the following addresses. Your stock and/or cash entitlement is described in the accompanying notice.

                    ChaseMellon Shareholder Services, L.L.C.

              BY HAND                              BY MAIL                          BY OVERNIGHT DELIVERY
      120 Broadway, 13th. Fl.               Post Office Box 3305            85 Challenger Road -- Mail Drop-Reorg
        New York, NY 10271               South Hackensack, NJ 07606               Ridgefield Park, NY 07660
  ATTN: Reorganization Department      Attn: Reorganization Department         Attn: Reorganization Department

                                                  TELEPHONE
                                               1-888-216-8061

                         SPECIAL ISSUANCE INSTRUCTIONS
                   (SEE INSTRUCTION 4 ON THE REVERSE HEREOF)

Complete only if new certificate and/or check is to be issued in a name which differs from the name on the surrendered certificate(s).

Name_____________________________________

Address__________________________________
(Please also complete Substitute Form W-9 on the reverse AND see instructions regarding signature guarantee.)

                         SPECIAL DELIVERY INSTRUCTIONS
                   (SEE INSTRUCTION 4 ON THE REVERSE HEREOF)

Complete only if new certificate and/or check is to be mailed to some address other than the address reflected above.

Name____________________________________

Address_________________________________

                             SIGNATURE(S) REQUIRED
                (SIGNATURE(S) OF REGISTERED HOLDER(S) OR AGENT)

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s) or on a security position listing. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation acting in a fiduciary or representative capacity, or other person please set forth full title. See Instructions 2, 3 and 4.

---------------------------------------------------------
                               REGISTERED HOLDER

---------------------------------------------------------
                               REGISTERED HOLDER

           ---------------------------------------------------------
                                 TITLE, IF ANY

           ---------------------------------------------------------

DATE:_____________  PHONE NO.: ________________

                            SIGNATURE(S) GUARANTEED
                                 (IF REQUIRED)

Unless shares are surrendered by the registered holder(s) or for the account of a member of a "Signature Guarantee Program ("STAMP"), Stock Exchange Medallion Program ("SEMP") or New York Stock Exchange Medallion Signature Program ("MSP") (an "Eligible Institution") signature(s) must be guaranteed by an Eligible Institution. See Instruction 3.

---------------------------------------------------------
                   (AUTHORIZED SIGNATURE)

---------------------------------------------------------
                      (NAME OF FIRM)

---------------------------------------------------------
              (ADDRESS OF FIRM -- PLEASE PRINT)

     NOTE: YOU MUST COMPLETE THE SUBSTITUTE FORM W-9 ON THE REVERSE HEREOF.

                   INSTRUCTIONS FOR SURRENDERING CERTIFICATES

    1. Method of Delivery: Your old certificate(s) and the Letter of Transmittal must be sent or delivered to the Payment Agent. The method of delivery of Certificates to be surrendered to the Payment Agent at one of the addresses set forth on the front of the Letter of Transmittal is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received. If the certificate(s) are sent by mail, registered mail with return receipt requested, properly insured, is suggested. A return envelope is enclosed.

    2. New Certificate and/or check is issued to registered holder: If the new certificate and/or check is issued in the same name as the surrendered certificate is registered, the Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the Certificate(s). If any Certificate surrendered hereby is owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

    3. New Certificate and/or check is issued to another person. Except as otherwise provided below, signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an "Eligible Institution"). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled "Special Issuance Instructions" or for the account of an Eligible Institution. If the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Letter of Transmittal, or if the issuance is to be made to a person other than the registered owner or owners, then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on such certificates or stock powers, with the signatures on the certificates or stock powers guaranteed by an Eligible Institution as provided herein.

    4. Special Issuance and Delivery Instructions: Indicate the name and address to which the new certificate and/or check is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal.

    5. Letter of Transmittal Required, Surrender of Certificate(s), Lost Certificate(s): You will not receive your new certificate and/or check unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Payment Agent, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority. If your certificates have been lost, stolen, misplaced or mutilated, contact the Payment Agent for instructions at 1-888-216-8061 prior to submitting your certificates for exchange.

    6. Substitute Form W-9: Each stockholder who surrenders one or more certificates is required to provide the Payment Agent with such stockholder's correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is attached. Failure to provide the information on the form may subject the surrendering stockholder to 31% federal income tax withholding on the payment of any cash consideration due for the former shares evidenced by the certificate(s) surrendered. The words "Applied For" should be written in the space for the TIN in Part III of the form if the surrendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the words "Applied For" are written in Part III and the Payment Agent is not provided with a TIN within 60 days, the Payment Agent will withhold 31% on all payments to such surrendering stockholders of any cash consideration due for their former shares until a TIN is provided to the Payment Agent.
--------------------------------------------------------------------------------
                           IMPORTANT TAX INFORMATION
--------------------------------------------------------------------------------

         WHAT TAXPAYER IDENTIFICATION NUMBER TO GIVE THE PAYMENT AGENT

    The registered holder or transferee(s), if any, is required to give the Payment Agent the social security number or employer identification number of the registered holder of the certificate(s). If the certificate(s) are in more than one name or are in the name of the actual owner, consult the enclosed Form W-9 guidelines for additional guidance on which number to report.

--------------------------------------------------------------------------------
             PAYER'S NAME: CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
--------------------------------------------------------------------------------
 SUBSTITUTE                 PART I -- PLEASE       PART III -- Social Security
                            PROVIDE YOUR TIN IN    Number OR Employer
 FORM W-9                   THE BOX AT RIGHT AND   Identification Number
                            CERTIFY BY SIGNING
                            AND DATING BELOW       ----------------------------
 DEPARTMENT OF THE TREASURY                           (If awaiting TIN write
 INTERNAL REVENUE SERVICE                                 "Applied For")

 PAYER'S REQUEST FOR TAXPAYER   PART II -- For Payees exempt from backup
 IDENTIFICATION NUMBER (TIN)    withholding, see the enclosed Guidelines for
 AND CERTIFICATION              Certification of Taxpayer Identification Number
                                on Substitute Form W-9 and complete as
                                instructed therein.
--------------------------------------------------------------------------------
 CERTIFICATION -- Under penalties of perjury, I certify that:

 (1) The Number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

 (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

 CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do no not cross out item (2). (Also see instructions on the enclosed Guidelines)
--------------------------------------------------------------------------------

 SIGNATURE                                  DATE
--------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN
      BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

   YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING YOUR TIN.

--------------------------------------------------------------------------------

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a TIN has not been issued to me, and either (1) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 31% of all payments made to me thereafter will be withheld until I provide a number.

----------------------------------------------------                    ------------------------------------------------
                         Signature                                                              Date